UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): May 2, 2006 (April 26, 2006)


                          BROOKMOUNT EXPLORATIONS INC.
             (Exact name of registrant as specified in its charter)

      Nevada                       001-32181                     98-0201259
(State of Incorporation)      (Commission File No.)            (IRS Employer
                                                            Identification No.)


              666 Burrard Street, Suite 600, Vancouver, BC, V6C 2X8 (Address of principal executive offices, including zip code)


                                (604) 676 - 5244
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

     ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.


         Effective April 26, 2006, David Jacob Dadon was removed as a director and as Chairman of the Board of Brookmount Explorations (the "Company") for cause. Mr. Dadon withdrew $150,000 from the Company's bank account. Mr. Dadon was not an authorized signatory on the Company's bank account and had not been granted any such authority to withdraw the funds by the Company's Board of Directors. Upon completion of an investigation, the Company determined that Mr. Dadon had not used the funds for corporate purposes. The Company had worked for several weeks to have Mr. Dadon return the money to the Company on a voluntary basis. To date, the money has not been returned.


SECTION 8 - OTHER EVENTS

     ITEM 8.01 OTHER EVENTS.


         Effective April 26, 2006, David Jacob Dadon was removed as a director and as Chairman of the Board of Brookmount Explorations (the "Company") for cause. Mr. Dadon withdrew $150,000 from the Company's bank account. Mr. Dadon was not an authorized signatory on the Company's bank account and had not been granted any such authority to withdraw the funds by the Company's Board of Directors. Upon completion of an investigation, the Company determined that Mr. Dadon had not used the funds for corporate purposes. The Company had worked for several weeks to have Mr. Dadon return the money to the Company on a voluntary basis. To date, the money has not been returned.

         The Company is currently working with its bank to see that the money is returned as it believes the bank is responsible since Mr. Dadon was not a signatory to the account and did not otherwise have authority to have the funds removed from the account.

         Separately, the Company has reported the incident to the appropriate authorities.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

     ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

                  None.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.


Dated:  May 2, 2006                BROOKMOUNT EXPLORATIONS INC.


                                   By:      /s/ Peter Flueck
                                   -------------------------